Exhibit 8.1

Client: 06287-00004

[●] 2020

Amryt Pharma plc Dept 920a 196 High Road Wood Green London N22 8HH United Kingdom

Re: Amryt Pharma plc

Dear Sirs,

1	INTRODUCTION

1.1
We are acting as English legal advisers to Amryt Pharma plc (the “Company”), with regards to certain matters of United Kingdom tax law in connection with the preparation of the Registration Statement on Form F-1 filed by the Company with the Securities and Exchange Commission of the United States on [●] 2020 (the “Registration Statement”) pursuant to the Securities Act of 1933 of the United States, as amended (the “Securities Act”), in connection with the offer by the Company of up to  [●] new ordinary shares of £0.06 each in the capital of the Company (“New Shares”) in the form of American depositary shares each representing five New Shares (the “Offering”).

1.2
We are solicitors qualified in England and Wales.  We express no opinion as to any law other than English law as applied by English courts and reported and in effect on the date of this opinion.  No opinion is expressed as to matters of fact.  By giving this opinion, we do not assume any obligation to notify you or any other person of any changes in law or practice following the date of this opinion which may affect the opinion expressed herein, or to otherwise update this opinion in any respect.

1.3	This opinion and any non–contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

1.4	This opinion is not designed to and is not likely to reveal fraud, misrepresentation, bribery or corruption by any person.

Amryt Pharma plc
[●] 2020

2.	DOCUMENTS WHICH WE HAVE EXAMINED

2.1	For the purpose of giving this opinion, we have examined a copy of the Registration Statement.

2.2
Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting the Company or made any other enquiries concerning the Company.

3.	ASSUMPTIONS

3.1	This opinion is based upon the assumption (which may or may not be the case) that:

3.1.1
Factual statements: all factual statements in the Registration Statement are accurate and complete (and we have not sought to verify any of those factual statements for the purpose of giving this opinion); and

3.1.2	Other matters: there is no other matter not disclosed in the Registration Statement that is relevant to this opinion.

4.	OPINION

4.1
Subject to the assumptions contained in paragraph 2 of this opinion and to the qualification contained in paragraph 5, we are of the opinion that the summary in the Registration Statement under the heading “United Kingdom Tax Considerations”, insofar as it summarises the provisions of certain tax laws of the United Kingdom and subject to any assumptions or qualifications contained therein, constitutes a fair and accurate summary in all material respects.

5.	QUALIFICATION

5.1
This opinion is limited to the tax laws of the United Kingdom as currently applied by the English courts and reported and in effect as at the date of this opinion and the generally published practice of H.M. Revenue & Customs applying as at the date of this opinion.  United Kingdom tax law and the practice of H.M. Revenue & Customs may change with retrospective effect.

6.	RESPONSIBILITY

6.1
This opinion is addressed to you in connection with the Registration Statement.  Save as set out in paragraph 6.2, this opinion is not to be used or relied upon for any other purpose or by any other person or circulated, quoted or otherwise referred to without, in each case, our written permission.

Amryt Pharma plc
[●] 2020

6.2
We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated thereunder.

6.3	This opinion is given by Gibson, Dunn & Crutcher UK LLP which assumes liability for and is solely responsible for it.

Yours faithfully,

GIBSON, DUNN & CRUTCHER UK LLP